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                                                                 EXHIBIT 24.2

                               POWER OF ATTORNEY

     The undersigned, Brent L. Hofmeister, does hereby make, constitute and appoint each of Jack Calderon and Stuart W. Fuhlendorf as my true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person's behalf, and in any and all capacities, an Amendment No. 1 to EFTC Corporation's Registration Statement on Form S-3 (File No. 333-52137), any and all further amendments (including post-effective amendments) thereto and any abbreviated registration statement in connection with such Registration Statement pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons's substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ BRENT L. HOFMEISTER                                       May 28, 1998
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Brent L. Hofmeister